UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2023

Sunlight Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39739	85-2599566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Tryon Street, Suite 900, Charlotte, NC 28246
(Address of principal executive offices, including zip code)

(888) 315-0822
(Registrant’s telephone number, including area code)

101 North Tryon Street, Suite 1000, Charlotte, NC 28246

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.03	Bankruptcy or Receivership.

Notice of Commencement of the Chapter 11 Cases and of Combined Hearing

As previously disclosed, on October 30, 2023, Sunlight Financial Holdings Inc. (the “Company”) and certain of its affiliates – Sunlight Financial LLC, SL Financial Holdings Inc., SL Financial Investor I LLC, and SL Financial Investor II LLC (such affiliates, together with the Company, the “Debtors”) filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) the Joint Prepackaged Chapter 11 Plan of Reorganization of Sunlight Financial Holdings Inc. and Its Affiliated Debtors (as amended, modified, or supplemented from time to time, the “Prepackaged Plan”) and the related proposed Disclosure Statement (as amended, modified, or supplemented from time to time, the “Disclosure Statement”). A hearing on confirmation of the Prepackaged Plan and final approval of the adequacy of the Disclosure Statement (the “Combined Hearing”) will be held before the Bankruptcy Court on December 5, 2023, at 2:00 p.m. (Prevailing Eastern Time). On November 2, 2023, a notice (the “Notice of Commencement”) of the commencement of the Debtors’ chapter 11 cases (the “Chapter 11 Cases”), the Combined Hearing, applicable objection deadlines, and summaries of the Prepackaged Plan was served on certain notice parties. Additional information about the Chapter 11 Cases can be found at www.omniagentsolutions.com/sunlight.

The foregoing description of the Notice of Commencement does not purport to be complete and is qualified in its entirety by reference to the full text of the Notice of Commencement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward Looking Statements

Certain statements in this report and the exhibits attached hereto are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act, and Section 21E of the Exchange Act. In addition, Company representatives may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “anticipate,” believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “should,” “seek” and similar expressions. Forward-looking statements reflect the Company’s current expectations and assumptions regarding its business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors as discussed in the Risk Factors section of the Company’s filings with the SEC. While management believes the Company’s assumptions are reasonable, the Company cautions against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for management to anticipate all factors that could affect the Company’s actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general, the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that the Debtors may employ to address their liquidity and capital resources, the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, restrictions on the Debtors due to the terms of any agreement that the Debtors may enter into in connection with the Chapter 11 Cases and restrictions imposed by the Bankruptcy Court, increased legal and other professional costs necessary to execute the Debtors’ restructuring, the trading price and volatility of the Company’s common stock and the other factors listed in the Company’s SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by the Company and Company representatives speak only as of the date on which they are made. Factors or events that could cause actual results to differ may emerge from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Notice of (I) Commencement of Chapter 11 Bankruptcy Cases, (II) Combined Hearing on Disclosure Statement and Confirmation of Joint Prepackaged Chapter 11 Plan, and Related Matters, (III) Objection Deadline and Procedures for Filing Objections to the Disclosure Statement and Joint Prepackaged Plan, and (IV) Summary of Debtors’ Joint Prepackaged Chapter 11 Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Matthew Potere
Chief Executive Officer

Date: November 13, 2023